As Filed with the Securities and Exchange Commission
on May 14, 2013
Registration No. _________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYCAUSE BEVERAGES INC.
(Name of small business issuer in its charter)

Delaware	2086	46-2743292
(State or other Jurisdictionof Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

39445 Floral Lane, Mechanicsville, Maryland 20659, (301) 472-4873

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Fitzgerald, II
39445 Floral Lane, Mechanicsville, Maryland 20659, (301) 472-4873

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:  Richard G. Klein, Esq., Hofheimer Gartlir & Gross, LLP,
530 Fifth Avenue, 9th Floor, New York, New York 10036, (212) 818-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
common stock, $0.0001 par value each	$1,000,000	$136.40

(1)	Estimated solely for the purpose of calculating the amount of the registration fee under Rule 457(o) promulgated under the Securities Act of 1933, as amended.

_______________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that was filed by MyCause Beverages Inc. with the Securities and Exchange Commission, and the issuer may not sell these securities until that registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 14, 2013

MyCause Beverages Inc.

1,000,000 Shares of Common Stock

This prospectus relates to the offering of up to 1,000,000 shares of common stock of MyCause Beverages Inc. (the “Company”) in a self-underwritten direct public offering without any participation by underwriters or broker-dealers.  The Company has not engaged any underwriter in connection with the sale of these shares, all of which will be sold through the efforts of the officers and directors of the Company.  This is the initial public offering of shares of our common stock.

The offering price is $1.00 per share (the “Offering Price”).  The offering period will commence on the date of this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and continue, unless earlier terminated, until 5:00 P.M. Local Time, on ________, 2013 (the “Offering Period”).  There is no minimum number of shares required to be sold under this offering.

We have no arrangement to place the proceeds from this offering in an escrow trust or similar account.  Any and all funds raised from sales of shares to the public pursuant to this offering will be immediately available to us for our use and retained by us regardless of whether or not there occurs any additional sales in this offering.  You will have no right to withdraw your funds during this offering.

Our common stock is not traded on any market or securities exchange.  After the conclusion of this offering we intend to have our common stock quoted on the OTC Bulletin Board (“OTCBB”).  However, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that any application for quotation will be approved.

Our shares are considered “penny stock” under the Securities and Exchange Act of 1934.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Our shares may remain penny stocks for the foreseeable future.

MyCause Beverages Inc. is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is ________ ___, 2013

____________________________________

You should rely only on the information contained in this prospectus that we authorize to be distributed to you.  We have not authorized anyone to provide you with additional or different information.  If anyone provides you with different or inconsistent information, we take no responsibility for it and you should not rely on it.  The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  This document may only be used where it is legal to sell these securities.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any circumstance in which the offer or solicitation is not authorized or is unlawful.

____________________________________

Trademarks and Trade Names

This prospectus includes our trademark “MyCause”® which is protected under applicable intellectual property laws and is the property of the Company.  This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners.  Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™  symbols.  We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus, and it does not contain all the information you should consider in making your investment decision. Before deciding to investment in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus, the financial statements and the notes to the financial statements. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.  Some of the statements in this summary constitute forward-looking statements, with respect to which you should review the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.  In this prospectus, the terms “MyCause,” “Company,” “we,” “us” and “our” refer to MyCause Beverages Inc.

The securities offered hereby are speculative and involve a high degree of risk. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our common stock is appropriate for you.

About MyCause Beverages Inc.

We were incorporated in Delaware on May 1, 2013, and pursuant to a share exchange (the “Reorganization”) we issued 20,000,000 shares of common stock and acquired 100% of the membership interests in Panacea Beverage Company LLC (“Panacea”), a Virginia limited liability company formed in February 2010.  Panacea may be deemed our predecessor.  We have continued Panacea’s business; and all financial and business information set forth in this prospectus reflects the historical operations of Panacea.  We are not a blank check company.  Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  We do not believe that our Company may be classified as a “blank check company” because we are not in the development stage, we engage in a specific business and we do not intend to engage in any merger or acquisition with an unidentified company or other entity.

We market bottled water under the brand name “My Cause.”  We offer our product in 500ml and 1 liter plastic bottles.  Our products are bottled and distributed by third parties, on whom we rely.  Our products currently are retailed principally in Washington, D.C., Maryland and Virginia, where they can be purchased in the approximately 350 local stores of the Giant Foods and Martin’s supermarket chains and in approximately 500 delicatessens, bodegas and convenience stores.  Our products are distinguishable from the numerous other brands in the marketplace by the convenient square-shape of our bottles (we are the 2012 Gold Medal Winner in the Berkeley Springs international competition for Best Package and Design), the award-wining taste of our water (we received the 2012 Bevstar Gold award from Beverage World in the Best Bottled Water category) and our appeal to the social consciousness of our customers:  Purchasers of our products can direct us to donate the sum of 5¢ per bottle to one of the 67 charitable and not-for-profit organizations (including local schools, universities, and police and fire departments) registered with us and listed on our website; and even if purchasers fail to make a selection and donation, each month we hold a drawing and the winning organization receives from us the monies which our customers were entitled to but failed to donate.

Our executive office is located at 39445 Floral Lane, Mechanicsville, Maryland 20659, and our telephone number is (301) 472-4873. Our website address is http://www.mycausewater.com.  The information contained on or that may be obtained from our website is not deemed, and you should not consider such information, to be a part of this prospectus.

Going Concern

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.  This unqualified opinion with an explanatory paragraph could have a material adverse effect on our business, financial condition, results of operation and cash flows.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and Note 2 to our financial statements included elsewhere in this prospectus.

We experienced net losses of $245,784 and $91,882 for the years ended December 31, 2012 and 2011, respectively.  As of December 31, 2012, our accumulated deficit was $346,192 and our working capital deficit was $138,054.

We have no committed sources of capital and do not know whether additional financing will be available when needed on terms that are acceptable, if at all.  The going concern statement from our independent registered public accounting firm may discourage some investors from purchasing our common stock or from providing alternative capital financing to us.  The failure to satisfy our capital requirements will adversely affect our business, financial condition, results of operations and prospects.

Unless we raise additional funds, either through the sale of equity securities or one or more collaborative arrangements, we will not have sufficient funds to continue operations.  Even if we take these actions, they may be insufficient, particularly if our costs are higher than projected or unforeseen expenses arise.

Risks Related to Our Business

Our business is subject to a number of risks.  You should understand these risks before making an investment decision.  If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected and you could lose your entire investment.  Below is a summary of some of the principal risks we face.  The risks are discussed more fully in the section of this prospectus below entitled "Risk Factors."

·
We have a limited operating history and limited financial and managerial resources; our industry is intensely competitive, and we compete with multinational corporations, among others; and it is uncertain whether we will ever be profitable.  We anticipate future losses and negative cash flow, which may limit or delay our ability to become profitable.

·
In the future, we may raise additional financing by issuing new securities, which may have terms or rights superior to those of our common stock, which could adversely affect the market price of our shares of common stock and our business.

·	If we do not receive additional financing when and as needed in the future, we may not be able to continue our sales and marketing efforts, which would limit the commercialization of our products.

·
We depend on three independent third parties, one of which supplies and bottles our water and the other two supply our customized bottles and labels, and we have no written supply contracts with any of them.

·	We depend on several third parties to distribute our products and expand our market penetration, and we only have a written contract with one of them.

Penny Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with the transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

Our shares are considered “penny stock” under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  The shares will likely remain penny stock for the foreseeable future. The classification of our shares as “penny stock” makes it more difficult for you to liquidate your investment in our shares.  Any broker-dealer you engage for the purpose of selling your shares will be subject to Rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those Rules, some broker-dealers may refuse to attempt to sell your “penny stock” shares.

The penny stock rules require a broker-dealer, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

·	Contains a description of the nature and level of risk in the market for penny stock in both public offering and secondary trading.
·
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Exchange Act.

·	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for the penny stock and the significance of the spread between the bid and ask prices.

·	Contains a toll-free telephone number for inquiries on disciplinary actions.

·	Defines significant terms in the disclosure document or in the conduct of trading penny stocks.
·	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, the broker-dealer also must provide to the customer:

·	The bid and offer quotations for the penny stock.
·	The compensation of the broker-dealer and its salesperson in the transaction.
·	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock.
·	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, you may have difficulty selling the shares you purchase in this offering.

Implications of Being an Emerging Growth Company

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have not included a compensation discussion and analysis (CD&A) of our executive compensation programs in this prospectus. In addition, for so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the "PCAOB") regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay", "say-on-frequency" and "say-on-golden parachutes"; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

While we are an emerging growth company the JOBS Act also permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay the adoption of new or revised accounting pronouncements applicable to public and private companies until such pronouncements become mandatory for private companies.

We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1 billion or more in annual gross revenues; (ii) the end of fiscal 2018; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter.

The Offering

The following contains basic information about our initial public offering and our common stock and is not intended to be complete.  It does not contain all the information that may be important to you.  For a more complete understanding of our common stock, please refer to the section of this prospectus entitled "Description of Capital Stock."

Issuer	MyCause Beverages Inc., a Delaware corporation

Common stock offered by us	1,000,000 shares of common stock, par value $0.0001 per share

Price per share	$1.00 per share offered

Common stock outstanding prior to this offering	20,000,000 shares of common stock

Common stock outstanding after this offering	21,000,000 shares of common stock, assuming all shares offered have been sold

Use of Proceeds
We intend to use the net proceeds from our sale of common stock in this offering for the development of sparkling and flavored water products; to purchase inventory and equipment; for marketing; and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by anyone who cannot afford the loss of the entire investment

Market for our common stock	There is currently no market for our common stock; we expect, but cannot assure, that our common stock will be quoted on the OTC Bulletin Board (“OTCBB”) after the completion of this offering

Summary Historical Selected Financial And Other Data

The table below summarizes historical selected financial data as of, and for each of the years ended, December 31, 2011 and 2012, derived from our audited financial statements included elsewhere in this prospectus.  You should read the summary selected historical financial information presented below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period.

Statement of Income Data:	Years Ended
	December 31,
	2012	2011

Sales	$32,527	$47,634
Cost of goods sold	35,738	42,978
Operating expenses	238,320	96,546
Loss from operations	(241,531)	(91,890)
Other income (expense)	(4,253)	8
Net loss	$(245,784)	$(91,882)

Balance Sheet Data:
	December 31,
	2012	2011

Working capital (deficit)	$(138,054)	$59,948
Total assets	123,092	111,851
Total liabilities	234,482	24,457
Stockholders’ equity (deficit)	$(111,390)	$87,394

RISK FACTORS

We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations.  An investment in our common stock is speculative and involves a high degree of risk.  In evaluating an investment in shares of our common stock, you should carefully consider the risks described below, together with the other information included in this prospectus.

The risks described below are not the only risks we face.  If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties in the future materialize that are not currently known to us or that we currently deem immaterial, then our business, prospects, results of operations and financial condition could be materially adversely affected.  In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our shares.  The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business

We are a company with a limited operating history and our future profitability is uncertain.  We anticipate future losses and negative cash flow, which may limit or delay our ability to become profitable.

We are a start-up company with a limited operating history and virtually no revenues to date.  We may never generate meaningful revenues.  We have incurred losses since our inception and expect to experience operating losses and negative cash flow for the foreseeable future.  As of December 31, 2012, we had a total accumulated deficit of $346,192.  We anticipate our losses will continue to increase from current levels because we expect to incur additional costs and expenses principally related to marketing and other promotional activities and the addition of marketing personnel.  We may never be profitable.

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.  This unqualified opinion with an explanatory paragraph could have a material adverse effect on our business, financial condition, results of operations and cash flows.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and Note 2 to our financial statements included elsewhere in this prospectus.

We have no committed sources of capital and do not know whether additional financing will be available when needed on terms that are acceptable, if at all.  This going concern statement from our independent registered public accounting firm may discourage some investors from purchasing our securities or from providing alternative capital financing to us.  If we fail to satisfy our capital requirements our business, financial condition, results of operations and prospects will be materially and adversely affected.

Unless we raise additional funds, either through the sale of equity securities or one or more collaborative arrangements, we will not have sufficient funds to continue operations.  Even if we take theses actions, they may be insufficient, particularly if our costs are higher than projected or unforeseen expenses arise.

If we do not receive additional financing when and as needed in the future, we may not be able to obtain and market our products; and our business might fail.

Our business is capital-intensive and requires significant capital to obtain our bottled water products and for brand awareness marketing and consumer acceptance.  Our cash on hand is not sufficient to meet all of our future needs, and we will require substantial additional funds in excess of our current financial resources for commercialization and for working capital and other purposes, the timing and amount of which are difficult to ascertain.  Until our products generate revenues sufficient to support our operations, we plan to obtain the necessary working capital for operations through the sale of our securities, but we may not be able to obtain financing in amounts sufficient to fund our business.  Furthermore, if our target customers are slow to accept our products, we may require additional investment capital in order to continue our operations.  If we cannot obtain additional funding when and as needed, our business might fail.

We depend on one source for our bottled water, and on single sources for our bottles and other supplies.

We rely on one source of supply, English Mountain Spring Water, for our natural mountain spring water and our bottling.  We also depend on Resilux America and York Label as single source suppliers for our bottles, closures, labels and packaging materials.  We have no supply contracts with any of our suppliers.  Our business is conducted on a purchase order basis and our orders could be delayed or rejected, or our costs could increase materially, at any time.  If these suppliers are not able to meet our needs by producing the quantities of goods we need and in the time periods we require, and at or near the prices we have paid previously, there could be a material adverse effect in our financial condition and result of operations.  Although we believe we could obtain replacement suppliers on commercially reasonable terms, there could be a material adverse effect on our business if we lost any of our current suppliers.

We depend on a limited number of independent distributors; and we compete for shelf space in retail stores and for marketing focus by these distributors, all of whom carry extensive product portfolios.

While the final consumers of our products are individual retail customers, we sell our products to independent distributors, and they sell our products to the ultimate retailer.  In 2011, two distributors each accounted for more than 10% of our revenues and together they accounted for 84% thereof; and in 2012, four distributors each accounted for more than 10% of our revenues and together they accounted for 86% of our revenues.  Only one distributor has a written contract with us, and it is subject to non-renewal when its term expires on June 30, 2013.  Sales to distributors are expected to continue to represent substantially all of our revenues. A change in our relationship with any of our significant distributors could harm our business and reduce our sales. Any difficulty or inability to replace distributors, poor performance of our major distributors or our inability to collect accounts receivable from our distributors could harm our business. There can be no assurance that the distributors we use will continue to purchase our products or provide our products with adequate levels of promotional support.

The loss of the services of our key management and personnel or the failure to attract additional key personnel could adversely affect our ability to operate our business.

A loss of one or more of our current executives could severely and negatively impact our operations.  Specifically, the loss of services of Michael J. Fitzgerald (our Chairman of the Board), Michael J. Fitzgerald, II (our Chief Executive Officer and President), or Robert Klein (our key employee acting as our National Sales Representative), could significantly harm our business.  Although we have key-man life insurance on Michael J. Fitzgerald, II, we do not intend to obtain such insurance on any of our other executive officers or on our key employee, and we have no employment agreements with any of them, so each one can terminate his employment at any time.  Additionally, competition for highly skilled marketing, financial, managerial and other personnel is intense.  As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful, and any such departure likely would be viewed in a negative light by investors and might cause our stock price to decline. If we fail to attract and retain the necessary personnel, our business will suffer and might fail.

Management of growth

Our business plan anticipates significant growth in our business, which would place demands on our management and our limited financial and other resources.  To manage any such growth, we would be required to attract and train additional qualified managerial, marketing and financial personnel.  If we are unable to effectively manage any such growth, our business, operating results and financial condition could be materially adversely affected.

The actual or alleged contamination or deterioration of our water products, or of similar products of other producers, could hurt the reputation of our products specifically or by association, and impact our operating results and financial condition.

Our business could be negatively affected by the actual or alleged contamination or deterioration of the source of our bottled water or our products or of bottled water products sold by others.  The natural mountain spring which now is the source of our supply, or any future source of our water supplies, may be subject to pollution.  In the event our products are found, or are alleged, to have suffered contamination or deterioration, whether or not while such products were under our control, our sales and results of operations and financial condition could be materially adversely affected.  In addition, reports or allegations of inadequate product quality control with respect to other brands of bottled water could negatively impact the sale of our products.

Price increases and shortages of packaging raw materials could adversely affect our results of operations.

Our results of operations may be affected by the availability and pricing of raw materials needed for packaging our products, mainly PET plastics and light cardboard for cartons.  A substantial increase in raw material prices (if not passed on to customers through price increases) or a continued interruption in supply could have a material adverse effect on our financial condition and results of operations.

Seasonal consumption cycles and weather conditions may result in fluctuations in demand and impact results of operation.

Our products are affected to some extent by seasonal consumption cycles and weather conditions which could have a negative impact on interim and annual results.  In particular, bottled water experiences peak demand during the summer months, and as a result our sales are generally higher during these months.  Conversely, unusually cold or rainy summer weather may temporarily reduce demand for our products and contribute to lower sales  and thus may have a material adverse effect on our results of operations.

Our results of operations and financial condition could be harmed by a failure of our information systems.

We are increasingly dependent upon information technology network systems to obtain the numerical data we use as a basis for our operating management decisions.  Any failure of these applications or communications networks may delay or taint certain decisions and result in financial losses.

We may not be able to adequately protect our intellectual property rights.

Given the importance of brand recognition to our business, we have invested considerable effort in protecting our portfolio of intellectual property rights, including trademark registration, such as, for example, the trademark “MyCause”.  However, we cannot be certain that the steps taken will be sufficient to protect our intellectual property rights adequately or that third parties will not infringe upon or misappropriate our proprietary rights.  If we are unable to protect our proprietary rights against infringement or misappropriation, our future financial results and our ability to develop our business could be harmed.

Changes in the nonalcoholic beverage business environment and retail trends could impact our financial results.

The nonalcoholic beverage business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition consideration and obesity concerns, shifting consumer lifestyles and competitive product and pricing pressures.  In addition, the nonalcoholic beverage retail landscape is very dynamic and constantly evolving, where new drinks are introduced constantly.  Our industry is also being affected by the trend toward brand consolidation.  If we are unable to successfully adapt to the rapidly changing environment and retail trends, our share of sales, volume growth and overall financial results could be negatively affected.

Increase in the cost, disruption of supply or shortage of energy could affect our profitability.

Our distributors operate large fleets of trucks and other motor vehicles to distribute and deliver food and beverage products to their own customers and they use a significant amount of electricity, natural gas and other energy sources to operate their own distribution facilities.  Increases in the price, disruption of supply or shortage of fuel and other energy sources in any of the major markets in which our distributors operate would increase their respective operating costs and could indirectly negatively impact our results of operations.

Increase in the cost, disruption of supply or shortage of mountain spring water, other raw materials or packaging materials could harm our business.

We use packaging materials such as PET for bottles and other  plastic for closures.  The prices for these materials fluctuate depending on market conditions.  Substantial increases in the prices of the water and other materials we use, to the extent they cannot be recouped through increases in the prices of our products, could effect affordability and reduce sales and also could increase our operating costs and reduce our profitability.  In addition, we obtain  our water, as well as our custom-designed bottles, from sole source suppliers; and we cannot assure you that we will be able to maintain favorable arrangements and relationships with these suppliers.

An increase in the cost, a sustained interruption in the supply, or a shortage of our mountain spring water, PET bottles and other raw materials or packaging materials that may be caused by a deterioration of our relationships with suppliers, by supplier quality and reliability issues or by events over which we have no control, such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our revenues.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottler currently offer nonrefillable, recyclable containers.  Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing and use of certain nonrefillable beverage containers.  Other proposals relating to beverage container deposits, recycling, ecotax and/or product stewardship have been introduced in various jurisdictions in the United States, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels.  Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and related publicity could result in the adoption of such legislation or regulations.  If these types of requirements are adopted and implemented on a large scale in any of the major markets in which we operate, they could affect our costs or require changes in our distribution model, which could reduce our revenues or profitability.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States, could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States, could negatively affect the affordability of, and consumer demand for, our bottled water.  Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our products to lower–priced products offered by other companies, including private label brands.  Softer consumer demand for our bottled water would negatively affect our financial performance.

If product safety or quality issues, or negative publicity, even if unwarranted, damage our brand image and corporate reputation, our business may suffer.

Our success depends on our ability to maintain consumer confidence in the safety and quality of our products.  Our success also depends on our ability to maintain the brand image of our existing products, build up brand image for new products and brand extensions, and maintain our corporate reputation.  We cannot assure you, however, that our commitment to product safety and quality and our continuing investment in adverting and marketing, will have the desired impact on our products’ brand image and on consumer preferences.  Product safety or quality issues, actual or perceived, or allegations of product contamination, even when false or unfounded, could tarnish the image of our brand and may cause consumers to choose other brands of bottled water or other beverages.  Allegations of product safety or quality issues or contamination, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected production was distributed.  Such issues or recalls could negatively affect our profitability and brand image. Also, adverse publicly surrounding water usage, environmental concerns, labor relations and the like could negatively affect our Company’s overall reputation and consumer acceptance of our products.

Our brand name may not achieve recognition, and if this were to occur our results of operations and financial condition would suffer.

Our brand name is new and unproven.  Our ability to generate sales depends upon our potential customers’ awareness of our products.  If we are unable to effectively develop and timely promote our brand and gain consumer recognition for our products, we would be unable to achieve meaningful sales revenues and our results of operations and financial condition would suffer.  While we plan to achieve this brand recognition and awareness over time, there can be no assurance that awareness and recognition of our brand will develop in a manner or at a pace that is necessary for us to achieve profitability in the near future.

Virtually all of our competitors have greater resources, and it may be difficult to compete against them.

The bottled water business is characterized by intense competition from multinational companies such as Nestle, Group Danone, PepsiCo and Coca Cola, among others, and smaller national, regional and local companies.  Virtually all of our potential competitors have better name recognition and substantially greater financial, marketing, personnel and management resources than we do.  Our competitors may respond to our entry into their markets by reducing the price of their products in an attempt to retain or increase market share.  Because of these circumstances, it may be difficult for us to compete successfully in the bottled water business.

Risks Related to this Offering and Owning Our Common Stock

Management of our Company is within the control of our two principal stockholders.  You should not purchase our common stock unless you are willing to entrust management of our Company to these individuals.

All decisions with respect to the management of the Company will be made by our two principal stockholders, Michael J. Fitzgerald and his son Michael J. Fitzgerald, II, who are our sole directors and executive officers and the beneficial owners of 98% of our common stock; and assuming all 1,000,000 offered shares are sold, after this offering they will beneficially own approximately 94% of our common stock, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934.  Accordingly, holders of the common stock we are selling in this offering will not obtain majority control of the Company.  Therefore, Messrs. Fitzgerald will retain the power to elect a majority of the board of directors who shall, in turn, have the power to appoint the officers of the Company and to determine, in accordance with their fiduciary duties and the business judgment rule, the direction, objectives and policies of the Company including, without limitation, the purchase of businesses or assets, the sale of all or a substantial portion of the assets of the Company, the merger or consolidation of the Company with another corporation, the raising of additional capital through the sale of additional equity securities, the retention of cash reserves for future product development, the expansion of our business and/or acquisitions, the filing of registration statements with the Securities and Exchange Commission for offerings of our securities and transactions which may cause or prevent a change in control of the Company or its winding up and dissolution.  Accordingly, no investor should purchase the common stock we are offering unless such investor is willing to entrust all aspects of the management of the Company to these two individuals.

We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section entitled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of this offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth.  We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.  Circumstances that may give rise to a change in the use of proceeds and the alternative purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below.  You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how we will use our proceeds.  As a result, you may not agree with our decisions.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The price per share of our common stock being offered is substantially higher than the book value per share of our common stock at December 31, 2012, and accordingly, you will experience substantial dilution in the net tangible book value of the common stock you purchase in this offering.  Based on the offering price of $1.00 per share, if you purchase shares of common stock in this offering you will experience immediate and substantial dilution of $0.96 per share in the net tangible book value of our common stock at December 31, 2012.  See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in this offering.

The anti-takeover provisions in our organizational documents and Delaware law might discourage or delay attempts to acquire us that you might consider favorable.

Our certificate of incorporation and bylaws contain provisions that may make the acquisition of our company more difficult, including the following:

•	vacancies on our board of directors will be filled only by our board of directors and not by stockholders;

•	only a majority of our board of directors is authorized to call a special meeting of stockholders;

•	advance notice procedures will apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws;

•	certain litigation against us can only be brought in Delaware.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. Although we believe these provisions collectively provide for an opportunity to obtain greater value for stockholders by requiring potential acquirers to negotiate with our board of directors, they would apply even if an offer rejected by our board were considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

For information regarding these and other provisions, see "Description of Capital Stock—Anti-Takeover Provisions."

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are not currently required to comply with the rules of the Securities and Exchange Commission (the "SEC") implementing Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC's rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff. Testing and maintaining internal control can divert our management's attention from other matters that are important to the operation of our business. In addition, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by FINRA (assuming our common stock is quoted on the OTCBB), the SEC or other regulatory authorities, which could require additional financial and management resources.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have and have not included a compensation discussion and analysis (CD&A) of our executive compensation programs in this prospectus. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay," "say-on-frequency" and "say-on-golden parachutes"; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, while we are an emerging growth company the JOBS Act will permit us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay the adoption of new or revised accounting pronouncements applicable to public and private companies until such pronouncements become mandatory for private companies. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public and private companies.

We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1 billion or more in annual gross revenues; (ii) the end of fiscal 2018; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur significant increased costs as a result of operating as a public company, and our management, which lacks public company experience, will be required to divert attention from operational and other business matters to devote substantial time to public company requirements.

We have operated as a private company. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the OTCBB (assuming our common stock is quoted thereon) and the requirements of the Sarbanes-Oxley Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. In that regard, we currently have a limited internal audit function, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and provide significant management oversight.

Our executive officers lack public company experience, which could impair our ability to comply with our public company legal and regulatory requirements. Because we don’t have any independent directors with audit experience it would be difficult to meet such requirements as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act,  which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose the ability to publically trade your shares and you could lose your entire investment.

We may not be successful in implementing these requirements, and implementing them could materially adversely affect our business, results of operations and financial condition. If we do not implement or comply with such requirements in a timely manner, we might be subject to sanctions or investigation by regulatory authorities. Any such action could harm our reputation and the confidence of investors and customers in our company, and could materially adversely affect our business and cause our common stock price to decline. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors and our board committees or as executive officers.

We may be required to raise additional financing by issuing new securities, which may have terms or rights superior to those of our common stock, which could adversely affect the market price of our common stock.

We will require additional financing to fund future operations.  We may not be able to obtain financing on favorable terms, if at all.  If we raise additional funds by issuing equity securities, the percentage ownership of our then-current shareholders will be reduced.  Further, we may have to offer new investors in our equity securities rights that are superior to the current holders of our common stock, which could adversely affect the market price and the voting power of our common stock.  If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of our common stock, and the terms of these debt securities could impose restrictions on our operations and create a significant interest expense for us, which could have a materially adverse effect on our business.

There has been no public trading market for our common stock.

The offering under this prospectus is an initial public offering of our securities.  Prior to the closing of the offering there will have been no public market for our common stock.  While we plan to have our shares quoted on the OTCBB, we cannot assure you that the listing application will be approved or that a public market for our common stock will develop.

If a public market for our common stock develops, it may be volatile.  This may affect the ability of our investors to sell their shares as well as the price at which they sell their shares.

If a market for our common stock develops, the market price for the shares may be significantly affected by factors such as various changes in quarterly and yearly operating results, general trends in the bottled water industry, and changes in state or federal regulations affecting us and our industry.  Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies.  Such broad market fluctuations may adversely affect the market price of our common stock, if a market for it develops.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products, to cover operating costs and to otherwise become and remain competitive.  We do not plan to pay any cash dividends with respect to our securities in the foreseeable future.  We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock.  Therefore, you should not expect to receive cash dividends on the common stock we are offering.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.  In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months, subject only to the current public information requirement (which disappears after one year).  Of the 20,000,000 shares of our common stock outstanding as of the date of this prospectus, all of which are “restricted securities” as defined in Rule 144, 350,824 shares are held by “non-affiliates”; and such shares will be freely tradable without restriction in the public market on October 1, 2013 (six months from the May 1, 2013 effective date of the Reorganization) provided we have been subject to the reporting requirements of section 13 or 15(d) of the Securities Act of 1934 for a period of at least 90 days and have complied with such requirements.  The remaining 19,649,176 restricted shares are held by our two principal stockholders, and such shares also will be eligible for sale into the public market on October 1, 2013, but subject to the volume and other restrictions set forth in Rule 144.  Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions in this prospectus.  These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” included in this prospectus, as well as in this prospectus generally.  In particular, these include statements relating to future actions, prospective products, prospective sources of water and other raw materials, customers, future performance or results of anticipated products, expenses, and financial results.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but not limited to:

·	Our limited cash and a history of losses;
·	Our inability to achieve profitability;
·	Our limited operating history;
·	Our industry being characterized by intense competition;
·	Customer acceptance of and demand for our products;
·	The impact of competitive or alternative products and pricing;
·	Our ability to source the water we use in our products;
·	Our ability to obtain bottlers and distributors for our products;
·	General economic conditions and events, and the impact they may have on us and our potential customers;
·	Our ability to obtain adequate financing in the future;
·	Our ability to continue as a going concern;
·	Our success at managing the risks involved in the foregoing items; and;
·	Other factors discussed in the “Risk Factors” section of this prospectus.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus.  We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws.  Actual further results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section entitled “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur.  You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

Based on an assumed offering price of $1.00 per share, and after deducting the estimated expenses of approximately $125,000, which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares, we estimate that we will receive net proceeds of approximately $875,000.  However, inasmuch as there is no minimum amount we are required to raise in this offering, for the purposes of best explaining our current intentions we have assumed we would sell either 1,000,000 shares or 575,000 shares and receive net proceeds of $875,000 or $450,000, respectively.

We currently intend to use the net proceeds of this offering for the purposes and in the order of priority as set forth below, but none of the net proceeds will be used to repay any of the $235,000 of indebtedness we owe as of the date of this Prospectus under our 5% demand note payable to Michael J. Fitzgerald, one of our principal stockholders and our Chairman, and his wife:

	Net Proceeds
	$450,000	$875,000

Product development(1)
sparkling waters	75,000	150,000
flavored waters	75,000	150,000
Equipment(2)	25,000	75,000
Marketing(3)	10,000	100,000
Inventory	15,000	75,000
Working Capital(4)	250,000	325,000
	$450,000	$875,000

(1)
We intend to develop two new bottled water beverages, flavored water and, six to nine months later, sparkling water; and our costs include flavor(s) development, new bottle designs and related molds, dies, tooling, and labels/artwork.

(2)	Replacement parts for machinery used by our bottler for our custom-sized square bottles.

(3)	Includes in-store sampling and obtaining the necessary state and local licenses and, if we receive more then $450,000 in net proceeds, hiring one marketing person.

(4)
Includes renting office space in metropolitan Washington D.C. ($100,000/year) and executive compensation of $70,000 for Robert Klein (our National Sales Representative and key employee), $50,000 for Michael J. Fitzgerald, II (our President and CEO), and $30,000 for an administrative assistant; and, if we have sufficient net proceeds, $100,000 for Michael J. Fitzgerald (our Chairman).

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, sales growth, marketing activities and competition.  Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering.  We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.  Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

·	the existence of unforeseen or other opportunities or the need to take advantage of changes in timing of our existing activities;

·	the need or desire on our part to accelerate, increase, reduce or eliminate one or more new product initiatives due to, among other things, changing market conditions and competitive developments;

·
results from our business development and marketing efforts, including obtaining new distribution agreements and penetrating new geographic areas or new supermarket or other chain store accounts that may materialize; and/or

·	strategic opportunities of which we are not currently aware present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the Company arbitrarily, but it was intentionally fixed at a price per share greater than the effective $0.33 price per share of common stock which our unaffiliated initial investors received for providing us with seed money after we were organized in 2010 under the name Panacea Beverage Company LLC.

The offering price of the shares of our common stock in this offering does not necessarily bear any relationship to our book value, assets, past operating results, financial condition. The facts considered in determining the offering price in this offering were our  operating history, our financial condition and prospects, and the general condition of the securities market.

Although our common stock is not listed on a public exchange, at the conclusion of this offering we intend to have our common stock quoted on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. Accordingly, there is no assurance that our common stock will trade in a public market, or if such a market should develop, that it will trade at market prices in excess of the initial offering price, as the prices quoted in any public market which may develop will be determined by the marketplace and will be influenced by many factors, including the depth and liquidity of such market.

PLAN OF DISTRIBUTION

Self-underwritten IPO

We are offering in our initial public offering the shares of common stock described in this prospectus through our executive officers, without commission or other compensation but with our reimbursement of their reasonable out-of-pocket expenses incurred.  There is no underwriter in the offering made by this prospectus, and we have not engaged any brokers or dealers, and no commissions or fees will be paid, in connection therewith.  Other employees may assist in ministerial capacities, providing clerical work or answering questions of a ministerial nature, and we have instructed them not to solicit subscriptions for or provide any advice regarding the purchase of our shares. We will rely on Rule 3a4-1 under the Exchange Act, and the solicitation of subscriptions and the sale of the shares will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of our common stock.

None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus and any other offering material or advertisements in connection with the offer and sales of any of our common stock be distributed or published, in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of our common stock and the distribution of this prospectus.  This prospectus is neither an offer to sell nor a solicitation of any offer to buy any of our common stock included in this offering in any jurisdiction where that would not be permitted or legal.

CAPITALIZATION

The following table sets forth our actual cash and capitalization, each as of December 31, 2012 on an actual basis; and on an as adjusted basis to give effect to the issuance of the 1,000,000 shares of common stock offered hereby and the use of proceeds, as described in the section entitled “Use of Proceeds.”  You should consider this table in conjunction with our financial statements and the notes to those financial statements included in this prospectus.

	As of December 31, 2012
	Actual	As Adjusted(1)

Cash and cash equivalents, net of bank overdrafts	$(7,502)	$867,498

Total debt	$189,713	$189,713

Shareholders’ equity:
Common stock, par value $0.0001 per share: 25,000,000 shares of common stock authorized; 20,000,000 shares issued and outstanding, actual; 21,000,000 shares issued and outstanding, as adjusted assuming all shares offered are sold	2,000	2,100

Additional paid in capital	232,802	1,107,702

Accumulated deficit	(346,192)	(346,192)

Total stockholders’ equity (deficit)	(111,390)	763,610

Total capitalization	$78,323	$953,323

____________
(1)	Assumes that $1 million of our common stock is sold in this offering at $1.00 per share and that the net proceeds thereof are approximately $875,000 after deducting our estimated expenses.

DILUTION

Our net tangible book value deficit as of December 31, 2012 was approximately $(111,390), or $(0.006) per share of our common stock. Our net tangible book value per share represents the amount of our total tangible assets less the amount of our total liabilities, divided by the number of shares of our common stock outstanding on December 31, 2012 prior to the sale of shares in this offering.  Dilution in net tangible book value per share represents the difference between the amount per share paid by investors in this offering and the net tangible book value per share of our common stock outstanding immediately after this offering.

After giving effect to the sale by us of 1,000,000 shares of our common stock in this offering at an offering price of $1.00 per share after deducting estimated expenses payable by us in connection with this offering, our as adjusted net tangible book value as of December 31, 2012 would have been approximately $763,610, or $0.036 per share of common stock. This represents an immediate increase in net tangible book value of $0.042 per share to existing stockholders and immediate dilution of $0.96 per share to new investors purchasing shares of our common stock in this offering at the initial public offering price of $1.00 per share.

The following table illustrates this dilution:

Initial public offering price per share		$1.000
Net tangible book value (deficit) per share as of December 31 2012	$(0.006)
Increase in net tangible book value per share attributable to public investors	0.042
Less: As adjusted net tangible book value per share as of December 31 2012 (which gives effect to this offering)		(0.036)
Dilution per share to new investors		$0.964

The following table summarizes as of December 31, 2012, on an as adjusted basis giving effect to the sale by us of 1,000,000 shares of our common stock in this offering, the number of shares of our common stock purchased from us, the aggregate cash consideration paid to us (including $10,000 paid in services rendered by an unaffiliated investor) and the average price per share paid to us by existing stockholders and to be paid to us by new investors purchasing shares of our common stock from us in this offering at a price of $1.00 per share, before deducting estimated offering expenses payable by us in connection with this offering.

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percentage	Amount	Percentage	Share
Existing stockholders	20,000,000	95%	$234,802	19%	$0.01
New investors	1,000,000	5	1,000,000	81	1.00
Total	21,000,000	100%	$1,234,802	100%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Prospectus Summary - Summary Historical Selected Financial and Other Data” and our financial statements and related notes appearing elsewhere in this prospectus.  In addition to historical information, this discussion and analysis here and throughout this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, to those set forth under “Risk Factors” and elsewhere in this prospectus.

OVERVIEW

We were formed in May 2013 for the purpose of engaging in the bottled water business as a successor to Panacea Beverage Company LLC; and in May 2013, pursuant to a Share Exchange Agreement with Panacea’s members, we acquired 100% of Panacea’s membership interests in return for 20,000,000 shares of our common stock.

To date, our operations have been funded through private placements of approximately $235,000 (all cash except for $10,000 in services rendered by an unaffiliated investor) of our equity securities and a $250,000 Credit Line Note (the “Credit Line Note”) from a principal shareholder (who is our Chairman of the Board and the father of our President) and his wife, under which we owe as of the date of this prospectus approximately $235,000, payable on demand.  We have generated limited revenues since our inception in February 2010.

Our financial statements contemplate the continuation of our business as a going concern.  However, we are subject to the risks and uncertainties associated with a new business, and as noted below we have not established any committed source of capital, we have not yet generated significant revenues and we may not have the ability to do so, and we have incurred significant losses from operations since inception.  These matters raise substantial doubt about our ability to continue as a going concern.

Plan of Operation

The net proceeds from this offering are anticipated to be between $450,000 and $875,000, which is expected to be sufficient to fund our activities for at least the next 12 months following the offering.  We anticipate incurring costs associated with product development, sales and marketing (including travel), inventory buildup, equipment purchases and general and administrative expenses, including employee salaries and benefits, legal expenses, and other costs associated with an early stage, publicly-traded company.  We anticipate adding at least one employee in the area of sales and marketing, and possibly another employee to perform general and administrative functions.  We expect to incur legal and related expenses to protect our intellectual property.

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of progress of our marketing and commercialization efforts, market conditions, and changes in our revisions to our marketing strategies.  In addition, we may use a portion of any net proceeds to acquire complementary products or businesses; however, we do not have plans for any acquisitions at this time.  We will have significant discretion in the use of any net proceeds.  Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of our common stock.

Marketing and launching new consumer products is, by its nature, unpredictable.  Although we will undertake marketing efforts with commercially reasonable diligence, there can be no assurance that the net proceeds from this offering will be sufficient to enable us to accomplish market penetration and gain market share to the extent needed to create future sales sufficient to sustain operations as contemplated herein.  If the net proceeds from this offering are insufficient for this purpose, we will consider other options to continue our path to commercialization, including, but not limited to:  additional financing through follow-on stock offerings, debt financing, curtailment of operations, suspension of operations, sale or licensing of our brand name and logos and the related intellectual property, or other alternatives.

If we are unable to raise the net proceeds that we believe are needed  to successfully market our products and enable future sales, we may be required to scale back our development plans by reducing expenditures for employees, consultants, business development and marketing efforts, and other envisioned expenditures.  This could reduce our ability to gain market acceptance of, and to commercialize, our products or require us to seek further funding earlier, or on less favorable terms, than if we had raised the full amount of the proposed offering.

If management is unable to implement its business plan or employ alternative financing strategies, it does not presently have any alternative proposals.  In that event, investors should anticipate that their entire investment may be lost and there may be no ability to profit from this investment.

We cannot assure you that our products will be accepted; that we will ever earn revenues sufficient to support our operations or that we will ever be profitable.  Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations.  If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.  In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States. We are required to make estimates and judgments in preparing our financial statements that affect the reported amounts of our assets, liabilities, revenue and expenses. We base our estimates on our historical experience to the extent practicable and on various other assumptions that we believe are reasonable under the circumstances and at the time they are made. If our assumptions prove inaccurate or if our future results are not consistent with our historical experience, we may be required to make adjustments in our policies that affect our reported results. Our most critical accounting policies and estimates include: revenue recognition, inventory valuation, depreciation estimates, and cost of goods sold. We also have other key accounting policies that are less subjective and, therefore, their application would not have a material impact on our reported results of operations. The following is a discussion of our most critical policies, as well as the estimates and judgments involved.

Revenue Recognition

Revenue is derived from the sale of specialized bottled water. The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605 when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.  Revenue is reported net of discounts and returns. Net sales have also been reduced by $.05 per unit sold, which is the amount contributed to charity as part of the Company’s marketing strategy.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the average cost method. To ensure inventories are carried at the lower of cost or market, the company periodically evaluates the carrying value of its inventories.

Depreciation Estimates

The company generally determines depreciation based on the estimated useful lives of the assets and records depreciation on a straight-line method over the estimated useful lives of the related assets of 10 years.

Cost of Goods Sold

Cost of goods sold consists of the direct and indirect costs to produce and distribute our products.

Stock-based Compensation

The Company accounts for stock-based compensation pursuant to FASB ASC 718 which requires measurement of compensation cost for all stock awards at fair value on the date of issue and recognition of compensation, net of estimated forfeitures, over the requisite service period for awards expected to vest over time.

We account for non-employee share-based awards based upon ASC 505-50, “Equity-Based Payments to Non-Employees.”  ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete.  Generally, our awards do not entail performance commitments.  When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date.  When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the date the performance is complete.

Income Taxes

As of and before December 31, 2012, we were a limited liability company, and under the applicable provisions of the Internal Revenue Code the Company did not pay federal or state income taxes on its taxable income.  Instead, the members were liable for individual income taxes on their respective shares of taxable income.

RESULTS OF OPERATIONS

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Sales. Gross sales were $38,031 in 2012, reflecting a decrease of $20,567 from 2011 gross sales of $58,598.  Net sales (gross sales reduced by cash discounts, sales returns and allowances, and charitable donation obligations) were $32,527 in 2012 compared to $47,634 for 2011.  The decrease was attributable to the expiration of our initial distribution agreement, which focused on getting our product placed in independent “mom and pop” stores; and since June 2012 we changed our strategy and focused on placement in supermarket chain stores and grocery warehouse distributors.  The Company is in start up phase and sales consist of test marketing and limited distribution through a grass roots campaign. Once key distribution channels have been secured and target markets are broadened, we believe sales will increase exponentially.

Gross Profit (Loss).  In 2012, overall gross profit (net revenue less cost of goods sold) decreased by $7,867 to a gross loss of $3,211 in 2012 from a gross profit of $4,656 in 2011.  Sales during 2012 and 2011 were limited to test marketing, and gross margins are reflective of these limited sales.

Total Operating Expenses. Total operating expenses increased by $141,774 to $238,320 in 2012 from $96,546 in 2011.  The change was due mainly to increases in professional fees including consulting, legal and accounting, travel expenses and compensation offset by a decrease in marketing expenses. Professional fees increased mainly due to the plans for an initial public offering during 2013. Travel expense related directly to the marketing campaigns. Company salaries increased principally as a result of our hiring a full-time National Sales Representative. Marketing expense decreased as a result of our plan to secure distribution chains as well as advertising through social media to the end consumers.

Interest Expense.  Interest expense was accrued during 2012 for our borrowings under the $250,000 Credit Line Note.  The total interest expense was $4,253 for 2012.

Net Loss.  Our Company had a net loss of $245,784 in 2012 compared to a net loss of $91,882 in 2011.  The net loss in 2012 reflected an increase in professional fees related to our preparation for an initial public offering planned in 2013 and additional travel and salary expense related to our market expansion efforts.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support current and future operations, satisfy its obligations and otherwise operate on an ongoing basis.

The Company, during this developmental stage, has been dependent on debt financing under the $250,000 Credit Line Note and private placements of equity to generate funds to meet operational needs. While there can be no assurance, we anticipate improved sales levels as our target market expands and our distribution lines become more established, both of which are expected to improve the Company’s cash flow position. However, even at higher sales levels, it will be necessary for us to seek additional funding through private or public securities offerings of equity, debt or convertible debt.

Going Concern

The Company has a working capital deficit of $138,054 and an accumulated deficit of $346,192 as of December 31, 2012.  In addition to incurring an accumulated deficit since inception, the Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses.  The Company intends to position itself so that it may be able to raise additional funds through the capital markets.  In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Summary of Balances and Recent Sources and Uses.

Net Cash from Operating Activities.  In 2012, $235,142 of net cash was used in operating activities compared to $140,087 of cash used in 2011.  The increase is due primarily to the increase in operating expenses for 2012 as compared to 2011.

Net Cash used by Investing Activities.  During 2012, we expended $2,200 on manufacturing equipment compared to $29,086 in 2011 which was also used primarily for manufacturing equipment.

Net Cash from Financing Activities.  During 2012, we generated net cash of $218,263 compared to $188,152 in 2011.  In 2012 we generated cash through the use of the $250,000 Credit Line Note under which we borrowed $171,263 as compared to $10,450 during 2011.  We also raised equity through private placements during 2012 in the amount of $47,000 as compared to $177,702 during 2011.

Cash Demands on Operations

In 2012, our Company had operating losses from continued operations that totaled $241,531.

In 2013, we anticipate having continued expenditures in connection with ongoing marketing efforts and growing supply chains.  We also anticipate additional expenses related to our initial public offering.

Related Party Transactions

The Company has secured a $250,000 Credit Line Note from our Chairman of the Board, who also is a principal shareholder and the father of our President.  This Note is due on demand and bears interest at 5%, which was determined by evaluation of current interest rates at the time of issue.  The purpose of this credit facility is to provide financing for operations while the Company is in the developmental stage.  The Company initially borrowed $10,450 during the later part of 2011 and borrowed an additional $171,263 at various times during 2012.  The total amount due at December 31, 2012 was $181,713.

During 2010 we borrowed $8,000 from a majority stockholder.  The loan is unsecured, bears no interest and is payable on demand.  The outstanding balance on this loan was $8,000 as of December 31, 2012 and 2011.

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements as defined by Item 303(a)(4) of Regulation S-K.

Contractual Obligations and Commercial Commitments

The Company does not have any material contractual or commercial obligations at December 31, 2012.

Trends, Events and Uncertainties

Other than as discussed above, we are not aware of any trends, events or uncertainties that are likely to have a material effect on our financial condition.

BUSINESS

Introductory Note.  Cautionary Statement Regarding Forward-Looking Information and Risk Factors.  Certain statements we have made in this prospectus are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management.  Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties.  Our plans and objectives are based in part on assumptions involving the continued expansion of business.  Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, availability of debt and equity financing, ability to purchase additional water, bottles and other supplies, interest rate fluctuations, labor and marketing costs, operating costs, packaging costs, competition, legal claims and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate.  In light of the significant uncertainties inherent in the forward-looking statements including herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that our objectives and plans will be achieved.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Overview

The Company, which is in the start-up phase, markets principally in the Washington, D.C./Virginia/Maryland area its MyCause® brand of pure mountain spring water, which is packaged in unique, custom-designed square plastic 500ml and 1 liter bottles and sold at a suggested retail price of $1.29 and $2.49, respectively.  In 2011 and 2012, the Company completed two limited test marking campaigns, each of which generated approximately $30,000 in revenues, and in 2013 the Company launched its products in limited distribution.

The Company owns no real property, no water wells, no water rights, and no bottling plants or bottling equipment; and it neither owns nor leases any trucks to distribute its products.  The source of the Company’s water is a mountain spring located in Dandridge, Tennessee, on property owned by an independent third party, which also bottles and packages the Company’s products.  The Company uses and relies upon other independent third parties to ship and distribute its products.  The Company’s products currently are trucked to regional warehouses for approximately 350 Giant Food and Martin’s supermarket chain stores located in Delaware, Maryland, Pennsylvania, Virginia, Washington, D.C. and West Virginia, and directly to approximately 500 convenience stores, independent supermarkets, health/fitness clubs and delicatessens.

Subject to the Company obtaining sufficient additional capital in this offering, it intends to expand its product line by developing and marketing sparkling and flavored natural spring water products under the MyCause® brand.

Mission Statement/Social Consciousness

MyCause Beverages Inc. is set apart from other bottled water companies because of our unique business model.  Our business model is focused on a blend of traditional business practices and social consciousness - we donate to charity $.05 for each bottle we sell.  We aim to help the world, through our MyCause® line of products, and empowerment of our customers is what we are providing; and by promoting consumer interaction we hope to develop a loyal following.  As reflected in our brand name, MyCause®, our customers’ charitable causes become our Company’s causes.  We not only allow, but we want, our customers to choose from among our 67 registered charitable and not-for-profit organizations (including local schools, universities, and police and fire departments) which one they want to receive their donations.  By doing this we hope to make a difference!

Each of our bottles has a code.  Customers can visit www.mycausewater.com, fill out the form, then enter their code and choose which of our participating charities is to receive their donation.  We also utilize QR code technology, which is a futuristic barcode that integrates with Smartphone technology, allowing customers to scan the product with their Smartphones and enter their codes simply and immediately.

We understand that in our fast - paced society people may forget to make their donations.  To ensure that the charities receive their money, at the end of each month the Company pools all the $.05 per bottle sold which our customers have not donated directly and we hold a drawing; and to the wining charity we donate the balance of the monthly donation pool.

Company Background

Panacea Beverage Company LLC (“Panacea”), a Virginia limited liability company, was formed in February 2010 under the laws of the State of Virginia.  However, it conducted no business until the Spring of 2011, when it conceptualized the MyCause® brand of bottled water and the associated social consciousness marketing concept.  Thereafter, it located a source and bottler of natural spring water, designed labels and uniquely-shaped square bottles, located a company to manufacture the molds needed to produce these bottles, and found a PET bottle manufacturer who also custom-made the “change parts” the bottler needed to allow his equipment to bottle the water in Panacea’s custom, proprietary-sized bottles.  All these vendors agreed to assist with very small production runs, which was all Panacea could afford as a start-up business with limited capital.

In order to conduct initial test marketing, Panacea engaged a beer distributor in St. Mary’s, Calvert, and Charles Counties, and in parts of Prince George’s County, all situated in Southern Maryland, to obtain self-space in its alcohol-licensed accounts for Panacea’s bottled water, and toward the end of the test period Panacea engaged a non-alcoholic beverage distributor to get its water into on-premises locations such as convenience stores and independent supermarkets and delicatessens. This test occurred during May-August 2011.  In 2012 Panacea conducted a second test market in Maryland and Virginia, in which it engaged a mid-Atlantic food service distributor specializing in branded delicatessen products, the beer distributor it used in 2011 and two other distributors.

Panacea financed its activities through equity private placements aggregating approximately $235,000 (including $10,000 in services rendered by an unaffiliated investor) and a $250,000 credit facility provided by Michael J. Fitzgerald and his wife.

MyCause Beverages Inc. was incorporated in Delaware on May 1, 2013, and pursuant to a share exchange with the holders of Panacea’s membership interests effective as of May 1, 2013 (the “Reorganization”), MyCause issued 20,000,000 shares of common stock, representing 100% of its issued and outstanding common stock, and acquired 100% of Panacea’s membership interests.  Accordingly, the Company may be deemed the successor to Panacea, and Panacea may be deemed our predecessor.  We have continued Panacea’s business; and all financial and business information set forth in this prospectus reflects the historical operations of Panacea.

Going Concern

Our independent certified public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.  This unqualified opinion with an explanatory paragraph could have a material adverse effect on our business, financial condition, results of operations and cash flows.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and Note 2 to our financial statements included elsewhere in this prospectus.

We experienced net losses of $245,784 and $91,882 for the years ended December 31, 2012 and 2011, respectively.  As of December 31, 2012, our accumulated deficit was $346,192 and our working capital deficit was $138,054.

We have limited liquidity and no stabilized source of revenues sufficient to cover our operating costs over any extended time.  We have no committed sources of capital and do not know whether additional financing will be available when needed on terms that are acceptable, if at all.  This “going concern” statement from our independent certified public accounting firm may discourage some investors from purchasing our stock or from providing alternative capital financing to us.  The failure to satisfy our capital requirements will adversely affect our business, financial condition, results of operations and prospects.

Unless we raise additional funds, either through the sale of equity securities or one or more collaborative arrangements, we will not have sufficient funds to continue operations.  Even if we take theses actions, they may be insufficient, particularly if our costs are higher than projected or unforeseen expenses arise.

Products

We are in the business of selling bottled pure mountain spring water.  We generate revenue by selling our bottled water to independent distributors, who sell them within their respective territories to supermarket chain stores, independent supermarkets, convenience stores, delicatessens and health/fitness clubs for purchase by individual consumers.  We believe our 1 liter bottles of water are purchased typically in convenience stores and supermarkets due to consumers’ preference for purchasing at these venues to meet their daily needs, while our 500ml liter bottles are purchased to satisfy their immediate needs.  We believe our products compete based principally on superior taste and our MyCause® brand of social consciousness marketing.

Subject to the receipt of sufficient additional capital, the Company intends to develop and introduce a line of sparkling and flavored pure mountain spring waters.

Industry Background

Bottled water is perceived by many consumers as being a healthy, natural beverage, and this perception has driven demand for this product among many consumers.  Recently, reports have been released that show that many water systems in America are contaminated with the residual waste of pharmaceutical drugs, caffeine, steroids and countless other chemicals that are nearly impossible for the municipal treatment systems today to eliminate from the water supply.  Rising health consciousness of people in general has further stimulated the bottled water business, as consumers have turned away from high caloric soft drinks and alcoholic beverages in favor of products that are perceived as natural and beneficial.  Conversely, bottled water opponents cite concerns about the harmful environmental effects arising from production of countless plastic bottles, the disposal of all the bottles which are not recycled, and water extraction/reduced aquifer or water table levels.

Bottles used for the smaller packaging, typically in sizes of 1.5 liters and smaller, are made of polyethylene terephtalate (“PET”), a premium clear plastic.  These bottles are commonly referred to in the beverage industry as PET bottles.  The PET market has been driven by the sale of bottled water in smaller, more portable sizes, which are sold at retail and intended to fit active consumer lifestyles.  The PET category has been the driving force behind the explosive growth in bottled water consumption.  It is the most competitive market, dominated by four of the largest food and beverage companies in the world, and it is the market in which the Company competes, offering its water in 500ml and 1.0 liter PET bottles.

While much of the bottled water market is still highly fragmented and controlled by local brands, consolidation has occurred.  Now, large multi-national companies, which typically have been active in acquisitions of smaller, more regional bottled water companies, dominate the market.  For example, Coca-Cola and PepsiCo have been both successful in producing and marketing their respective Dasani and Aquafina brands, creating intense competition for the smaller regional producers like us that typically have higher costs of product and distribution.

Water Source and Bottling

The Company owns no real property on which spring water flows, and the Company has no leased water rights.  The Company has no on-going right to beneficially use any water that emanates from any springs in any location.

The Company does have a verbal understanding with English Mountain Spring Water Company, in Dandridge, Tennessee.  This bottling company bottles water for us on a limited production run, purchase order basis.  Our water comes from its natural spring 2,500 feet below ground in the Southern Appalachian Mountain foothills.  We arrange for a quantity of our bottles, bottle caps, labels and corrugated boxes to be trucked to the bottler.  The water is bottled “at the source” – it is gravity fed the entire 900 foot distance from the spring to the 30,000 square foot bottling facility, without pumps or pipes.  Using state of the art equipment, with stainless steel lines and bottling equipment, the bottler processes the natural spring water through a seven-step system using a combination of micro filtration, ultraviolet light and ozonation, surpassing government standards for bottled water  Its equipment bottles the mountain spring water in our PET bottles and packs it into the corrugated boxes we supply.  Our bottler’s facility is the only NSF (National Sanitation Foundation) certified water bottling facility in the State of Tennessee.

The source of the same natural spring water we sell won the 1999 Gold Medal in the Berkeley Springs, West Virginia, International Water Tasting, Non-Carbonated Division – it was voted “The Best Tasting Water in the World” against all the big bottled water companies, including the biggest and best known in the world.  In 2012, our MyCause® water won the 22nd Annual Berkeley Springs Gold Award for Best Packaging, and the Beverage World Magazine’s BevStar Gold Award for the overall water category.

Distributors

On July 12, 2012, we entered into a Distributor Agreement with Beverage Network of Maryland, Inc., granting it the exclusive right to sell our bottled water products in convenience stores, delicatessens, independent supermarkets, health food stores and health/fitness clubs in the counties of Arlington, Fairfax, Loudon, Prince William and Stafford in the State of Virginia, and in the Giant Foods supermarket chain stores located in Landover and Carlisle, Maryland.  The Agreement is for a one-year term ending June 30, 2013, automatically renewable for one additional two-year period if the distributor purchases a minimum of 3,300 cases of our products during the initial term, unless either party gives 30 days notice of its intention not to renew or the parties cannot agree on the distributor’s minimum purchase requirements for the renewal term.

The Company also has verbal non-exclusive distribution agreements with six other distributors, covering the sale of the Company’s products in convenience stores, delicatessens, independent supermarkets, health food stores and health/fitness clubs within Delaware, Maryland, Pennsylvania, Virginia and Washington, D.C.

These agreements are terminated at will.

Major Customers

In fiscal 2011, two distributors each accounted for more than 10% of revenues and together accounted for approximately 84% of revenues; and in fiscal 2012, four distributors each accounted for more than 10% of sales and together accounted for approximately 86% of revenues, as follows:

Customer	2011 Revenues/%	2012 Revenues/%

BK Miller	$19,444/33%	$0/0%
Bozick Distributors	29,893/51	3,966/10
Beverage Network of Maryland	0/0	17,030/45
Center Distributions	0/0	4,093/11
Delmar Deli Provisions	0/0	7,728/20
	$49,337/84%	$32,817/86%

Marketing

The Company’s products are sold principally in Washington, D.C., Maryland and Virginia in the local Giant Foods and Martin’s supermarket chain stores, independent supermarkets, convenience stores and delicatessens.  They are marketed by in-store sampling events and point of purchase inducements to gain new trial customers, usually in the form of discounts in price in conjunction with signage.  The Company also offers bonus incentives, or “spiffs”, to its distributors to open new accounts The Company attempts to build brand name awareness by its social consciousness theme of customer charitable donations and helping the world.  The Company also employs social media, including You Tube videos, Facebook, Twitter, Blog posts and SMS text messaging campaigns and other grass roots guerilla marketing communications targeted to young consumers

Raw Materials and Supplies

Water is the most important raw material we use.  The Company currently sources all of its water and other supplies, such as preforms, bottles, plastic closures labels, corrugated boxes, cartons and cases from the third party vendors.  Water bottled for the Company comes from the English Mountain Spring Water Company from a spring located on the bottler’s property in Tennessee, which has been flowing since 1883.  While the bottler could lose rights to the spring water, the Company has not experienced any supply difficulties and does not foresee any disruption in its ability to purchase this spring water, even though the Company has no supply contract or other rights to do so.  The supplier of our bottles could experience seasonal shortages due to unavailability of PET resins, and price increases related to oil price increases since PET is a petroleum-based plastic; and any such price increases could increase price and/or reduce supplies.   We are considering replacing our 100% petroleum-based PET plastic with PET plastic that contains up to 30% material derived from plants.

The Company tries to mitigate possible shortages by maintaining a sufficient unfilled PET bottle inventory safety stocks so as not to interrupt production.  No assurance can be given that we will be able to obtain the supplies we require on a timely basis or that we will be able to obtain them at prices that allow us to maintain the profit margins for which we have budgeted.  We have no contracts with any of our supplies, each of whom has provided goods to us through purchase orders.  We believe that we will be able to negotiate supply contracts with our current “purchase order” suppliers or, alternatively, if we are unable to negotiate contracts with our key suppliers, we believe that we could replace them.  Any raw material disruption or prices increase may result in an adverse impact on our financial condition and prospects.  For instance, we could incur higher costs in from existing suppliers for future orders, or we could experience temporary dislocations in our ability to deliver products to our customers, either of which could have a material adverse effect on our result of operations.

Seasonality

Our sales may be affected by seasonal consumption cycles and weather conditions.  Bottled water experiences peak demand, and a 10% to 15% differential in sales, during the extended summer months from May to September due to increased consumption of cold beverages.  Conversely, cool summer temperatures may reduce sales substantially.

Competition

The bottled water industry is intensely competitive.  Generally, the industry is made up of a few large multinational companies such as Pepsico, Coca Cola, Nestle and Groupe Danone, who may own and/or distribute multiple brands, and smaller companies whose products are distributed only on a regional or local basis.  All the Company’s competitors have substantially greater assets, financial resources and marketing capabilities and experience, and much more geographically extensive sales and distribution channels than the Company, plus greater brand recognition and a higher level of consumer awareness and acceptance.  They also bottle and distribute their products, giving them much more control than small companies like us - we rely exclusively on independent third parties for the production and distribution of our products.  The Company competes against, among others, the Aquafina, Dasani, Poland Spring, Deer Park, Perrier, FIJI, Smart Water, and Evian brands, and various store or private label brands offered by supermarket chains, drug stores and other retailers.  The Company is a very small regional company compared to its competitors, as most of the Company’s products are sold in Southern Maryland.  Competitive factors impacting our business include, but are not limited to, pricing, advertising, sales promotion programs, product innovation, efficiency in production, packaging, and brand trademark development and protection.  The Company competes principally on the basis of product quality, superior taste, and our MyCause® brand/social consciousness/charitable donation marketing.

Government Regulation

The Federal Food and Drug Administration (“FDA”) regulates bottled water as a “food.”  Accordingly, our bottled water must meet FDA requirements of safety for human consumption, of processing and distribution under sanitary conditions and production in accordance with the FDA “good manufacturing practices.”  To assure the safety of bottled water, the FDA has established quality standards that address the substances that may be present in water which may be harmful to human health as well as substances that affect the smell, color and taste of water.  These quality standards also require public notification whenever the microbiological, physical, chemical or radiological quality of bottled water falls below standard.  The labels affixed to bottles and other packaging of the water is subject to FDA restrictions on health and nutritional claims for foods under the Fair Packaging and Labeling Act.  In addition, all drinking water must meet Environmental Protection Agency standards established under the Safe Drinking Water Act for mineral and chemical concentration and drinking water quality and treatment that are enforced by the FDA.

We are subject to the food labeling regulations required by the Nutritional Labeling and Education Act of 1990.  We believe we are in compliance with these regulations.

Our bottler is subject to periodic, unannounced inspections by the FDA.  Upon inspection, it must be in compliance with all aspects of the quality standards and good manufacturing practices for bottled water, the Fair Packaging and Labeling Act, and all other applicable regulations that are incorporated in the FDA quality standards.  We believe that our bottler meets the current regulations of the FDA, including the classification as spring water.  Its bottling facility is registered with the FDA under the “Public Health Security and Bioterrorism Preparedness and Response Act of 2002”.  Most recently, the FDA put into effect the Bottled Water Microbial Rule to monitor water sources for E. coli bacteria, and we believe our bottler has been in compliance with the testing requirements for this rule.  It also must meet state regulations in a variety of areas to comply with purity, safety, and labeling standards; and from time to time, its facilities and source are inspected by various state department and authorities.

Our product labels are subject to state regulation (in addition to federal requirements) in each state where the water products are sold.  These regulations set standards for the information that must be provided and the basis on which any therapeutic claims for water may be made.

The bottled water industry has a comprehensive program of self-regulation.  Our bottler is a member of the International Bottled Water Association, or IBWA.   As a member, its facilities are inspected annually by an independent laboratory, the National Sanitation Foundation, or NSF.  By means of unannounced NSF inspections, IBWA members are evaluated on their compliance with the FDA regulations and the Association’s performance requirements, which in certain respects are more stringent than those of the federal and various sate regulations.  Our bottler is NSF certified.

In recent years, there has been an increasing amount of proposed legislative and executive action in state and local governments that would ban the use of bottled water in municipals buildings, enact local taxes on bottled water, and limit the sale by municipalities of water supplies to private companies for resale.  We do not believe such regulation would adversely affect our business and financial results.

Intellectual Property

To date, we have registered with the USPTO one design trademark for the “MyCause” swirl design and another trademark for our brand name “MyCause.”  We also have pending four trademark applications.  We primarily rely on these trademarks to establish and protect our intellectual property rights.  However, the steps we take to protect our intellectual property rights may be inadequate or we may be unable to secure or enforce intellectual property protection.  Moreover, others may infringe our intellectual property.  Our success and ability to compete will depend, in large part, upon our intellectual property and our ability to protect it.

Employees

As of April 30, 2013, the Company had four employees, of which three were full-time employees.

Properties

The Company occupies 1,200 square feet in the home of Michael J. Fitzgerald, a principal shareholder, our Chairman and the father of the Company’s President, without charge.  The Company intends to rent office space in the metropolitan Washington, D.C. area using the net proceeds of this offering.

MANAGEMENT

The following table sets forth the names and ages of all of our directors and executive officers.  Our officers are appointed by, and serve at the pleasure of, the board of directors.

Name	Age	Position

Michael J. Fitzgerald	55	Chairman of the Board

Michael J. Fitzgerald, II	25	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Family Relationships

Biographical information with respect to our executive officers and directors is provided below.  There are no family relationships between any of our executive officers or directors except that Michael J. Fitzgerald is the father of Michael J. Fitzgerald, II.

Michael J. Fitzgerald

Mr. Fitzgerald became Chairman on May 1, 2013, when we were organized to acquire, and we did acquire, 100% of the membership interests of Panacea Beverage Company LLC, a Virginia limited liability company which was our predecessor, in contemplation of raising additional capital in the offering made by this prospectus (the “Reorganization”).  He was a founder and CEO of Panacea Beverage Company LLC from its formation in February 2010 until the Reorganization.  He is an opportunistic, seasoned entrepreneur who has had many successful ventures, the most recent of which include building a used auto parts company which he operated for 20 years and exited in 2001, he acquired a commercial mail facility employing 150 people and operating it from 2001 to 2003 when he exited it.  He also is a real estate investor, with multiple single-family homes and commercial complexes throughout the East Coast.  Mr. Fitzgerald serves at will at an annual salary of $100,000.

Michael J. Fitzgerald, II

Mr. Fitzgerald became our President, Chief Executive Officer, Chief Financial Officer and Secretary, and a director of our Company, upon the effectiveness of the Reorganization.  He was a founder and the Manager of our predecessor Panacea Beverage Company LLC from its formation in February 2010 until the Reorganization.  Mr. Fitzgerald graduated from Clemson University in 2009 with a B.A. Degree in Business Management.  He conceptualized and created our business model, and he launched our business, developing and sourcing our products.  He is in charge of our day-to-day operations.  Mr. Fitzgerald serves at will at an annual salary of $50,000.

Key Employee

Robert Klein, age 70, has been our National Sales Representative since July 2012; he worked for us part-time from May 2012 to June 2012.  He has been in the beverage and consumer goods industry for over 40 years, and his extensive experience includes working with 7Up and Dr. Pepper.  He is responsible for working with our distributors to help introduce and sell our products to retailers and other accounts.  He also organizes and attends local promotional events and guides the shelf space management of our products.  Mr. Klein serves at will at an annual salary of $70,000.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Director Compensation

At this time members of our board of directors do not receive compensation for their service as directors.  All directors are reimbursed ordinary and reasonable expenses incurred in exercising their responsibilities.

Limitation on Liability and Indemnification Matters

        Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

• any breach of the director's duty of loyalty to us or our stockholders;

• any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

• any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We intend to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements will provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damages.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer (who is our principal executive officer and also is our principal financial officer) and our Chairman of the Board.  These individuals are sometimes referred to in this prospectus as the “Named Executive Officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Michael J. Fitzgerald, II Chief Executive Officer	2012 2011	$18,332 3,655	0 0	0 0	0 0	0 0	$18,332 3,655

Michael J. Fitzgerald Chairman of the Board	2012 2011	8,864 3,655	0 0	0 0	0 0	0 0	8,864 3,655

Current and Future Compensation Practices

Currently, inasmuch as we are in the development state and our management consists primarily of our principal shareholders, compensation for our employees consists of base salary.  We have not made any awards of stock options or restricted stock inasmuch as we do not have any equity incentive plans, although if we achieve growth we likely will need to adopt a plan in order to recruit additional management staff.  We believe that a combination of cash options for the purchase of common stock, or grants of restricted stock will allow us to attract and retain the services of individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.  We believe that share ownership by our employees is an effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders.  No employee will be required to own common stock in our Company.

In setting the compensation for our officers, we look primarily at the person’s responsibilities, at the person’s experience and education and at our ability to replace the individual.  We expect the base salaries of our executive officers to remain relatively constant unless the person’s responsibilities are materially changed.  We also expect that we may pay bonuses in the future to reward exceptional performance or the achievement by the Company or the individual of targets to be agreed upon.  During 2012 and 2011 we had limited cash resources, and our executive officers served with minimal compensation given that they had controlling equity interests in the Company.  It is possible that we will again be unable to pay these salaries in a timely manner until we begin to generate sufficient cash from sales of our products or we arrange additional financing through sales of equity or debt securities.

As an “emerging growth company” we will not be required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Employment Agreements

Our executive officers, and our key employee, each serves at will, without an employment agreement.

Outstanding Equity Awards at December 31, 2012

There were no outstanding equity awards for our Named Executive Officers at December 31, 2012. We do not have a stock option or other equity incentive plans, and we have not granted to our Named Executive Officers any stock options or issued to them any equity securities as compensation for services rendered.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not formed a Compensation Committee.

PRINCIPAL STOCKHOLDERS

We have set forth in the following table certain information regarding our common stock beneficially owned by (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (i) each of our directors and named executive officers, and (iii) all executive officers and directors as a group.  Generally, a person is deemed to be a “beneficial owner” of a security if that person has, or shares, the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days pursuant to options, warrants, conversion privileges or similar rights.  Unless otherwise indicated, ownership information is as of May 10, 2013 and is based on 20,000,000 shares of common stock outstanding on that date.

	Shares	Percentage of Class
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Before Offering	After Offering(3)

Directors and Officers:

Michael J. Fitzgerald	9,824,588	49%	47%
Michael J. Fitzgerald, II	9,824,588	49%	47%

All Directors and Executive Officers as a Group (2 persons)	19,649,176	98%	94%

5% Shareholders:

None
_____________________

(1)	The address of each officer and director is 39445 Floral Lane, Mechanicsville, Maryland 20659.
(2)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities.  Unless otherwise noted, the shares of common stock listed above are owned as of May 10, 2013 and are owned of record by each individual named as a beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by him.

(3)	Assumes the sale of all 1,000,000 shares offered.

RELATED PARTY TRANSACTIONS

SEC regulations define the related person transactions that require prospectus disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest.  A related person is:  (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2010 through the date of this prospectus (the “Reporting Period”), there were no transactions or series of transactions between us and certain related persons, other than compensation arrangements that are otherwise required to be described under “Executive Compensation,” except as follows:

During 2010 we borrowed $8,000 from Michael J. Fitzgerald.  The loan is unsecured, bears no interest and is payable on demand.  The outstanding balance on this loan was $8,000 as of December 31, 2012 and 2011.

1.           On October 15, 2010, we issued a Credit Line Note to Michael J. Fitzgerald. and Connie M. Fitzgerald, his wife, in the principal amount of $250,000, payable on demand.  The Company may request a draw down under this Note from time to time, provided that at the time of making such a request it is not in default under the Note.  The noteholder has the right to accept or reject our request at its option.  All unpaid principal amounts advanced to the Company under the Note bear interest at the rate of five percent (5%) per year until repaid.  As of May 10, 2013, the Company had drawn down an aggregate of approximately $235,000, all of which remains outstanding as of this prospectus.

2.           Effective as of May 1, 2013, we entered into a Share Exchange Agreement with the members of Panacea Beverage Company LLC, our predecessor, and we acquired 100% of the membership interests in Panacea in return for 20,000,000 shares of our common stock, representing 100% of our issued and outstanding common stock.  Michael J. Fitzgerald and Michael J. Fitzgerald, II each received from us 9,824,588 shares of our common stock based on an exchange ratio of 4,654.631 shares per Class A membership interest owned (Messrs. Fitzgerald were the sole holders of such Class A interests); and the holders of Panacea’s Class B interests received an aggregate of 350,824 shares of our common stock based on an exchange ratio of 29,985 shares of our common stock for each of the 11.7 Class B interests outstanding.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock.  This summary does not purport to be complete in all respects.  This description is subject to and qualified entirely by the terms of our Certificate of Incorporation and our bylaws, copies of which have been filed with the SEC and are also available upon request from us.

Authorized Capitalization

We have 25,000,000 shares of capital stock authorized under our Certificate of Incorporation, all of which are shares of common stock, par value $0.0001 per share.  As of the date of this prospectus, we had 20,000,000 shares of common stock issued and outstanding, held of record by 15 stockholders.  Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our common stock may be listed or traded.  If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors, in its discretion, out of funds legally available for such purpose.  It is our present intent not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.  Shares of our common stock are neither redeemable nor convertible, and the holders of our common stock have no preemptive or subscription rights to purchase any of our securities or conversion rights, and there are no sinking fund provisions.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.  No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all our debts and other liabilities.

There is no public market for our common stock.  We intend to apply for quotation of our common stock on OTCBB, but such listing is not a condition to the consummation of this offering.

Stock Options and Warrants

We have not adopted any stock option or similar equity incentive plan, and we have not issued any options, warrants, convertible debt or similar securities entitling the holder to acquire shares of our common stock.

Anti-Takeover Provisions

So long as Michael J. Fitzgerald and Michael J. Fitzgerald, II, our directors and executive officers, beneficially own a majority of the voting power of  our common stock, they will effectively control all matters submitted to our stockholders for a vote, as well as the overall management and direction of our company, which will have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

After such time, if any,  as the shares of our common stock that they beneficially own no longer represents a majority of the voting power of our common stock, the provisions of Delaware law, our certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation's assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation's outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation; or

•
subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company, including the following:

•
Board of Directors Vacancies.  Our certificate of incorporation and bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of our entire board of directors. These provisions restricting the filling of vacancies will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•
Stockholder Action; Special Meeting of Stockholders.  Stockholders will not be permitted to cumulate their votes for the election of directors. Our bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors or the chairman of our board of directors.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder's notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

•
Issuance of  Authorized but Unissued Common Stock.  Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of authorized but unissued  common stock The existence of authorized but unissued shares enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStocktransfer LLC.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. We cannot predict the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price of our stock prevailing from time to time.

Sale of Restricted Shares

Upon completion of this offering, we will have 21,000,000 shares of  common stock outstanding. Of these shares of common stock, the 1,000,000 shares of common stock being sold in this offering will be freely tradable without restriction under the Securities Act, except for any such shares acquired by an "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act, which shares will be subject to the volume limitations and other restrictions of Rule 144 described below.. The 20,000,000 shares of common stock  held by our existing stockholders upon completion of this offering will be "restricted securities," as that phrase is defined in Rule 144, and may be resold in the public market after the completion of this offering only after registration under the Securities Act or pursuant to an exemption from such registration, including, among others, the exemption provided by Rule 144,  the pertinent portion of which Rule is summarized below.

Rule 144

In general, under Rule 144 as currently in effect, persons who became the beneficial owner of shares of our common stock prior to the completion of this offering may sell their shares upon the earlier of (1) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Exchange Act for at least 90 days prior to the date of the sale and have filed all reports required thereunder, or (2) the expiration of a one-year holding period.

At the expiration of the six-month holding period, assuming we have been subject to the Exchange Act reporting requirements for at least 90 days and have filed all reports required thereunder, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell, within any three-month period, a number of shares of common stock that does not exceed the greater of either of the following:

•	1% of the number of shares of our common stock then outstanding, which will equal 210,000 shares immediately after this offering, assuming we sell all the offered shares, or

•
the average weekly trading volume of our common stock on the OTCBB (assuming our common stock is quoted thereon) during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

Hofheimer Gartlir & Gross, LLP, New York, New York, will pass upon the validity of the shares of common stock offered by this prospectus.

EXPERTS

The financial statements of MyCause Beverages Inc. as of December 31, 2012 and 2011, and for the years ended December 31, 2012 and 2011, included in this prospectus and elsewhere in the registration statement have been audited by MaloneBailey LLP, independent registered public accounting firm (which statements contain an explanatory paragraph related to our ability to continue as a going concern as described in Note 2 to our financial statements) as set forth in their report.  We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance upon the report of MaloneBailey LLP., given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering.  Our SEC filings are and will become available to the public over the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference Facilities.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto.  Some items are omitted in accordance with the rules and regulations of the SEC.  You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering.  Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to such filings.  You should review the complete document to evaluate these statements.

MYCAUSE BEVERAGES INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
MyCause Beverages Inc.
Mechanicsville, Maryland

We have audited the accompanying balance sheets of MyCause Beverages Inc. (the “Company”), as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MyCause Beverages Inc. at December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that MyCause Beverages Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and an accumulated deficit as of December 31, 2012, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
May 2, 2013

MyCause Beverages Inc.
Balance Sheets

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$-	$19,079
Accounts receivable, trade	5,000	-
Inventories	58,928	65,326
Prepaid expenses	32,500	-
Total Current Assets	96,428	84,405

Property and equipment, net of accumulated depreciation of $4,622 and $1,640	26,664	27,446

Total Assets	$123,092	$111,851

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Bank overdraft	$7,502	$-
Accounts payable	33,014	6,007
Accrued interest to related party	4,253	-
Note payable to related party	189,713	18,450
Total Current Liabilities	234,482	24,457

Stockholders’ equity:
Common stock; 25,000,000 shares authorized, at $0.0001 par value, 20,000,000 and 19,859,071 shares issued and outstanding, respectively	2,000	1,986
Additional paid-in capital	232,802	185,816
Accumulated deficit	(346,192)	(100,408)
Total Stockholders’ Equity (Deficit)	(111,390)	87,394

Total Liabilities and Stockholders’ Equity (Deficit)	$123,092	$111,851

The accompanying notes are an integral part of these financial statements.

MyCause Beverages Inc.
Statements of Operations

	Years Ended
	December 31,
	2012	2011

Sales	$32,527	$47,634
Cost of goods sold	35,738	42,978
Gross profit (loss)	(3,211)	4,656

Operating expenses
Selling, general and administrative	238,320	96,546
Total operating expenses	238,320	96,546

Loss from operations	(241,531)	(91,890)

Other income (expense)
Interest income	-	8
Interest expense	(4,253)	-
Total other income (expense)	(4,253)	8

Net Loss	$(245,784)	$(91,882)

Basic and diluted loss per share	$(0.01)	$(0.01)

Weighted average number of common shares outstanding – basic and diluted	19,885,730	15,279,670

The accompanying notes are an integral part of these financial statements.

MyCause Beverages Inc.
Changes in Stockholders’ Equity (Deficit)
Years Ended December 31, 2012 and 2011

	Common Shares		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Totals

Balances at December 31, 2010	-	$-	$100	$(8,526)	$(8,426)

Shares issued for cash	19,829,086	1,983	175,719	-	177,702

Shares issued for services	29,985	3	9,997	-	10,000

Net loss	-	-	-	(91,882)	(91,882)
Balances at December 31, 2011	19,859,071	1,986	185,816	(100,408)	87,394

Shares issued for cash	140,930	14	46,986	-	47,000

Net loss	-	-	-	(245,784)	(245,784)
Balances at December 31, 2012	20,000,000	$2,000	$232,802	$(346,192)	$(111,390)

The accompanying notes are an integral part of these financial statements.

MyCause Beverages Inc.
Statements of Cash Flows

	Years Ended
	December 31,
	2012	2011

Cash Flows from Operating Activities
Net loss	$(245,784)	$(91,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	-	10,000
Depreciation	2,982	1,640
Changes in operating assets and liabilities:
Accounts receivable	(5,000)	-
Inventories	6,398	(65,326)
Prepaid expenses	(32,500)	3,789
Accounts payable	34,509	1,692
Accrued interest	4,253	-
Net cash used in operating activities	(235,142)	(140,087)

Cash Flows from Investing Activities
Additions to property and equipment	(2,200)	(29,086)
Net cash used in investing activities	(2,200)	(29,086)

Cash Flows from Financing Activities
Proceeds from note payable to related party	171,263	10,450
Shares issued for cash	47,000	177,702
Net Cash Provided by Financing Activities	218,263	188,152

Net Increase (Decrease) in Cash	(19,079)	18,979
Cash at Beginning of the Year	19,079	100
Cash at End of the Year	$-	$19,079

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	-	-

The accompanying notes are an integral part of these financial statements.

MyCause Beverages Inc.
Notes to Financial Statements

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Business

MyCause Beverages Inc. (the “Company”) oversees the bottling and distribution of specialized water that includes a promise to donate a portion of each bottle sold to charity.  The Company was founded in 2010 but had no material transactions during that year.  Significant operations began April 2011.

Basis of Presentation

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America, and are expressed in US dollars.  The Company’s fiscal year-end is December 31.

Cash and Cash Equivalents

The Company classifies all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Accounts Receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventories

Inventories consist primarily of raw materials, work in process, and finished goods which are valued at the lower of cost or market using the average cost method.

Prepaid Expenses

Prepaid slotting fees are paid in conjunction with product placement in various retailers and are amortized to cost of goods sold as they are utilized over the service period.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets of 10 years.  Costs and accumulated depreciation on property and equipment are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income.  Repair and maintenance expenditures, which do not result in improvements, are charged to expense as incurred.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover a group of assets or an asset’s carrying amount, the assets are written down to their estimated fair value. The Company recorded no impairment exists at December 31, 2012 or 2011.

Revenue Recognition

Revenue is derived from the sale of specialized bottled water. The Company recognizes revenue in accordance with FASB ASC 605 when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.  Revenue is reported net of discounts and returns. Net sales have also been reduced by $.05 per unit sold, which is the amount contributed to charity as part of the Company’s marketing strategy.  This amount, shown as a reduction to sales for the years ended December 31, 2012 and 2011, was $1,605 and $4,480, respectively.  Discounts were $281 and $6,993 for the years ended December 31, 2012 and 2011, respectively and product returns were $3,859 for the year ended December 31, 2012.  There were no product returns for the year ended December 31, 2011.

Cost of Goods Sold and Selling, General and Administrative Expenses

Cost of goods sold consists of the direct and indirect costs to produce and distribute our products.

Selling, general and administrative expenses consisted mainly of the following types of expenses during the years ended December 31, 2012 and 2011: compensation, accounting and legal, advertising and marketing, travel, rent, utilities, office expenses, and other general administrative related expenses.

Income Taxes

The Company has elected to be a limited liability company under the applicable provisions of the Internal Revenue Code.  Under those provisions, the Company does not pay federal or state income taxes on its taxable income.  Instead, the stockholders are liable for individual income taxes on their respective shares of taxable income.

Management has evaluated tax positions that could have a significant effect on the financial statements and determined that the Company had no uncertain income tax positions as of December 31, 2012 or 2011.  The tax years from 2010 to 2012 remain subject to examination by taxing authorities.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.  There were no common stock equivalents as of December 31, 2012 and 2011.  Therefore, basic and diluted EPS are the same for the periods then ended.

Stock-Based Compensation

We account for stock-based compensation pursuant to FASB ASC 718 which requires measurement of compensation cost for all stock awards at fair value on the date of issue and recognition of compensation, net of estimated forfeitures, over the requisite service period for awards expected to vest over time.

We account for non-employee share-based awards based upon ASC 505-50, “Equity-Based Payments to Non-Employees.”  ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete.  Generally, our awards do not entail performance commitments.  When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date.  When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the date the performance is complete.

The Company recognized $0 and $10,000 of stock-based compensation during the years ended December 31, 2012 and 2011, respectively.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  However, the Company has a working capital deficit of $138,054 and an accumulated deficit of $346,192 as of December 31, 2012.  In addition to incurring an accumulated deficit since inception, the Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses.  The Company intends to position itself so that it may be able to raise additional funds through the capital markets.  In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 - Major Customers and Vendors

The Company considers customers that account for more than 10% of gross sales to be major customers. Total sales for the year ended December 31, 2012 included four customers that accounted for approximately 86% of the Company’s sales. The customers individually made up 44.5%, 20.2%, 10.7% and 10.4% of gross revenues. Total sales for the year ended December 31, 2011 included two customers that accounted for approximately 84% of the Company’s sales. The customers individually made up 50.6% and 32.9% of gross revenues.

In fiscal 2011, three vendors each accounted for more than 10% of purchases and together accounted for approximately 42% of purchases.  There were no major vendors that accounted for more than 10% of total purchases for fiscal 2012.

Vendor	2011 Purchases/%
English Mountain Spring Water	$32,877/13%
Resilux America	42,838/17
York Label	30,922/12
$106,637/42%.

Note 4 – Inventory

Inventories consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Raw materials	$21,083	$43,197
Work in process	-	-
Finished goods	37,845	22,129
Total	$58,928	$65,326

Note 5 – Property and Equipment

Property, plant and equipment consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Machinery and equipment (10 years)	$31,286	$29,086
Less: accumulated depreciation	(4,622)	(1,640)
Total	$26,664	$27,446

Depreciation expense totaled $2,982 and $1,640 for the years ended December 31, 2012 and 2011, respectively and is included in cost of goods sold in the statements of operations.

Note 6 - Related Party Transactions

The Company has a line of credit that was issued by a majority stockholder of the Company for up to $250,000.  The balance on the line of credit at December 31, 2012 and 2011 was $181,713 and $10,450, respectively.  The line of credit is unsecured, payable on demand and bears interest at 5% per annum.  Accrued interest related to this line was $4,253 and $0 at December 31, 2012 and 2011, respectively.  No payments for interest or principal have been made by the Company as of December 31, 2012.

During 2010, the company borrowed $8,000 from a majority stockholder of the Company. The loan is unsecured, bears no interest and is due on demand. The outstanding balance of this loan was $8,000 as of December 31, 2012 and 2011.

Note 7 – Stockholders’ Equity Transactions

During the year ended December 31, 2011, the Company sold 19,829,086 common shares for $177,702.

On December 9, 2011, the Company issued 29,985 common shares for services performed by a third party.  The common shares were valued at $0.33 per share (the price at which common shares were previously sold for cash), for a total value of $10,000. The shares vested immediately and the $10,000 was expensed during the year ended December 31, 2011.

During the year ended December 31, 2012, the Company sold 140,930 common shares for $47,000.

Note 8 - Subsequent Events

Subsequent events have been reviewed through May 13, 2013, the date these financial statements were available to be issued.

On March 8, 2013, the Company borrowed $12,500 under a promissory note. The note is unsecured, bears no interest and matures May 15, 2013.

On May 1, 2013, MyCause Beverages Inc. was formed to convert Panacea Beverage Company, LLC into a C Corporation and change the name. The reorganization has been accounted for as a common control transaction and a recapitalization of Panacea Beverage Company, LLC with retroactive effect in the accompanying financial statements. The companies were controlled by the same investors before and after the reorganization. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

1,000,000 SHARES OF COMMON STOCK

MYCAUSE BEVERAGES INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, 20__,  all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____  __, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the sale of common stock being registered. All of the amounts shown are estimated except the SEC registration fee.

Amount to be Paid

SEC registration fee	$136
Printing and engraving expenses	5,000
Legal fees and expenses	90,000
Accounting fees and expenses	25,000
Blue sky fees and expenses	0
Transfer agent and registrar fees	4,000
Miscellaneous fees and expenses	864
Total	$125,000

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our certificate of incorporation provides that to the fullest extent permitted by the DGCL, none of our directors shall be liable to our company or our stockholders for monetary damages arising from a breach of fiduciary duty owed to our company or our stockholders. In addition, our bylaws provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

Prior to the completion of this offering, we intend to enter into indemnity agreements with each of our directors and executive officers in which we will agree to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We intend to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the registrant has issued the following securities that were not registered under the Securities Act:

In May 2013, pursuant to a Share Exchange Agreement, we issued 20,000,000 shares of our common stock (representing 100% of our common stock then outstanding) to the 15 members of Panacea Beverage Company LLC in exchange for 100% of Panacea’s membership interests.  The offers, sales and issuances of these securities were deemed to be exempt from registration under the Securities Act as transactions not involving any public offering in reliance upon exemption from registration provided by Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The information required by this item is set forth on the exhibit index that follows the signature page of this registration statement.

(b)	Financial statement schedules.

All financial statement schedules are omitted because they are inapplicable, not required or the information is indicated elsewhere in the consolidated financial statements or the notes thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3. That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

4. That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

5. That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsville, State of Maryland, on May 14, 2013.

MYCAUSE BEVERAGES INC.

By:	/s/ Michael J. Fitzgerald, II
Michael J. Fitzgerald, II
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael J. Fitzgerald, II	President, Chief Executive Officer (Principal Executive Officer)	May 14, 2013
and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation
3.2	By-Laws
5.1	Opinion of Hofheimer Gartlir & Gross, LLP(1)
10.1	Share Exchange Agreement
10.2	Form of Subscription Agreement
10.3	Credit Line Note
21.1	Subsidiaries
23.1	Consent of Malone Bailey, LLP
23.1	Consent of Counsel (included in Exhibit 5.1, hereto)(1)

(1) To be filed by amendment